Exhibit 99.3

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

PROXY

Alyst Acquisition Corp.
233 East 69th Street #6J
New York, NY 10021

SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF ALYST ACQUISITION CORP.

The undersigned appoints Michael E. Weksel as proxy, with full power to act as proxy and with the power to appoint a substitute, and thereby authorizes him to represent and to vote, as designated on the reverse side, all shares of common stock of Alyst held of record by the undersigned on [______], 2009, at the Special Meeting of Stockholders to be held on June ●, 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. BY EXECUTING THIS PROXY CARD, THE UNDERSIGNED AUTHORIZES THE PROXY TO VOTE IN HIS DISCRETION TO APPROVE THE REDOMESTICATION AND THE BUSINESS COMBINATION PROPOSALS (EACH AS DEFINED ON THE REVERSE SIDE) IF THE UNDERSIGNED HAS NOT SPECIFIED HOW HIS, HER OR ITS SHARES SHOULD BE VOTED.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 & 4. THE ALYST BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS SHOWN ON THE REVERSE SIDE.

ALYST MAY POSTPONE OR ADJOURN THE SPECIAL MEETING TO SOLICIT ADDITIONAL VOTING INSTRUCTIONS IN THE EVENT THAT A QUORUM IS NOT PRESENT OR UNDER OTHER CIRCUMSTANCES IF DEEMED ADVISABLE BY THE ALYST BOARD OF DIRECTORS, SUCH AS NOT HAVING ACHIEVED THE REQUISITE VOTE TO APPROVE THE PROPOSALS.

(Continued and to be signed on reverse side)

[TELEPHONE]
VOTE BY TELEPHONE QUICK *** EASY *** IMMEDIATE

Alyst Acquisition Corp.
Voting by telephone is quick, easy and immediate. As an Alyst Acquisition Corp. stockholder, you have the option of voting your shares on the telephone, eliminating the need to return the proxy card. Your telephonic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted by telephone must be received by 11:59 p.m., Eastern Time, on ______, 2009.

To Vote Your Proxy By Phone

It is fast, convenient, and immediate.

Call the Toll-free number listed on your Voting Instruction Form.

Follow these four easy steps:
1.	Read the accompanying Proxy Statement and Proxy Card.
2.	Call the Toll-free number listed on your Voting Instruction Form.
3.	Enter your 12-digit Control Number located on your Voting Instruction Form.
4.	Follow the recorded instructions.

YOUR VOTE IS IMPORTANT!

DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE.

To Vote Your Proxy By Mail

Mark, sign and date your proxy card below, detach it and return it in the postage-paid envelope provided.

FOLD AND DETACH HERE AND READ THE REVERSE SIDE

Please mark votes as in this example  ☒
PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 & 4. THE ALYST BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.
To approve the redomestication of Alyst from the State of Delaware to the British Virgin Islands by merging Alyst with and into China Networks International Holdings Ltd. (‘‘CN Holdings’’), its wholly-owned British Virgin Islands subsidiary (the ‘‘Redomestication Merger’’). The Redomestication Merger will not be consummated unless the Business Combination proposal set forth in paragraph 2 below is also approved.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

2.

To approve the proposed merger of China Networks Merger Co., Ltd., a wholly-owned British Virgin Islands subsidiary of CN Holdings (“China Networks Merger Co.”) with and into China Networks Media, Ltd. (“China Networks Media”), a private limited liability British Virgin Islands company, becoming a wholly-owned subsidiary of CN Holdings (the ‘‘Business Combination’’). The Business Combination will not take place unless the Redomestication Merger proposal set forth in paragraph 1 above is also approved.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

Only if you voted “AGAINST” Proposal Number 2 and you hold shares of Alyst common stock issued in the Alyst initial public offering, may you exercise your conversion rights and demand that Alyst convert your shares of common stock into cash by marking the “Exercise Conversion Rights” box below.  If you exercise your conversion rights, then you will be exchanging your shares of Alyst common stock for cash and will no longer own these shares.

IMPORTANT
SIMPLY VOTING AGAINST THE BUSINESS COMBINATION OR CHECKING THE ‘‘EXERCISE CONVERSION RIGHTS’’ BOX BELOW DOES NOT PERFECT YOUR CONVERSION RIGHTS – YOU MUST ALSO SEND ALYST THE WRITTEN DEMAND LETTER DESCRIBED UNDER “THE ALYST SPECIAL MEETING –CONVERSION RIGHTS IN ORDER TO PERFECT YOUR CONVERSION RIGHTS.”

EXERCISE CONVERSION RIGHTS ☐

3.

To adopt the proposed incentive stock option plan pursuant to which directors, officers, employees and consultants of CN Holdings or its subsidiaries may be granted options to purchase up to 2,500,000 million ordinary shares of CN Holdings.
	FOR ☐	AGAINST ☐	ABSTAIN ☐
4.

To approve any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies in the event Alyst does not receive the requisite stockholder vote for approval of the Redomestication Proposal and the Business Combination Proposal.
	FOR ☐	AGAINST ☐	ABSTAIN ☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY.
Signature ___________________ Signature ___________________ Date ___________________

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full corporate name by an authorized officer.